SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – June 30, 2010

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-11914 (Commission File Number)	22-2457487 (I.R.S. Employer Identification No.)

10 Forest Avenue, Suite 220, Paramus, NJ 07652
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code - (201) 342-0900

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On June 30, 2010, Caprius Inc. (the “Registrant”) repurchased an aggregate of 79,031 shares of its Series D Convertible Preferred Stock, 4,900 shares of its Series E Convertible Preferred Stock and 17,966 shares of its Series F Convertible Preferred Stock, together with underlying exercisable warrants for the purchase of an aggregate of 2,469,295 shares of Common Stock, from Special Situations Fund III QP, L. P. and Special Situations Private Equity Fund, L.P. (collectively, the “SSF Funds”) for $10,000.  After the sale, SSF Funds have no equity interest in the Registrant.  In connection with their sale of securities, the SSF Funds also waived all of the accrued dividends of the Preferred Stock which they sold.  The Registrant estimates that the aggregate amount of the accrued dividends waived was $484,000.

As a result of the repurchases, the Registrant’s outstanding Preferred Stock consists of 65,290 shares of Series D Convertible Preferred Stock, 4,200 shares of Series E Convertible Preferred Stock and 60,000 shares of Series F Convertible Preferred Stock.  The repurchases did not affect the currently outstanding 5,431,865 shares of Common Stock, but did reduce the number of shares reserved for issuance upon conversion of the Preferred Stock and exercise of warrants and options to 39,364,100 shares.

Item 9.01  Financial Statements and Exhibits

Exhibit 10.1	Letter Agreement, dated June 29, 2010, among Special Situations Fund III QP, L.P., Special Situations Private Equity Fund, L.P. and Caprius, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.

/s/Jonathan Joels
Jonathan Joels, Treasurer and CFO

Dated:  July 07, 2010